SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SYMBION, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1625480
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: not applicable
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Rights to purchase Series A Junior Participating
Preferred Stock, $.01 par value per share	The Nasdaq Stock Market, LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF CONTENTS
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
ITEM 2. EXHIBITS
SIGNATURE
EXHIBIT INDEX

AMENDMENT NO. 1 TO FORM 8-A
     Symbion, Inc., a Delaware corporation (the “Registrant”), hereby amends and supplements the Registrant’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 6, 2004, relating to the Rights Agreement (the “Rights Agreement”) between the Registrant and Computershare Trust Company, N.A., as successor to SunTrust Bank, as Rights Agent (the “Rights Agent”). The Registration Statement on Form 8-A is hereby incorporated by reference herein.
Item 1. Description of Registrant’s Securities to be Registered.
     The Registrant announced on April 24, 2007 that it had entered into an Agreement and Plan of Merger, dated as of April 24, 2007 (the “Merger Agreement”), by and among the Company, Symbol Acquisition, L.L.C., a Delaware limited liability company (“Parent”), and Symbol Merger Sub, Inc., a Delaware corporation (“Acquisition”). A description of the Merger Agreement is available in the Company’s filing on Form 8-K, filed with the Securities and Exchange Commission on April 24, 2007.
     Immediately prior to the execution of the Merger Agreement, the Registrant and the Rights Agent, entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement. The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Acquisition nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.
     The Rights Agreement Amendment further provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger (as defined in the Merger Agreement), but only if the effective time of the Merger shall occur, and modifies the period within which the Rights are exercisable such that if such effective time occurs, the Rights will cease to be exercisable immediately prior to such time.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Rights Agreement Amendment, filed as exhibits hereto and incorporated by reference herein.
Item 2. Exhibits.

No.	Description
3.1	Certificate of Incorporation (a)

3.2	Certificate of Amendment to Certificate of Incorporation (b)

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock (b)

3.4	Bylaws (a)

4.1	Form of Common Stock Certificate (a)

4.2	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among the Registrant and the security holders named therein (c)

4.3	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among the Registrant and the security holders named therein (c)

4.4	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among the Registrant and the security holders named therein (c)

4.5	Rights Agreement, dated as of February 6, 2004, between the Registrant and SunTrust Bank (d)

4.6	First Amendment to Rights Agreement, dated as of April 24, 2007, by and between the Registrant and the Rights Agent (e)

(a)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110555).

(b)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-113272).

(c)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89554).

(d)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form 8-A filed on February 6, 2004 (Registration No. 000-50574).

(e)	Incorporated by reference to exhibits filed with the Registrant’s Current Report on Form 8-K filed on April 24, 2007 (Registration No. 000-50574).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYMBION, INC.
Dated: April 26, 2007	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

EXHIBIT INDEX

No.	Description
3.1	Certificate of Incorporation (a)

3.2	Certificate of Amendment to Certificate of Incorporation (b)

3.3	Certificate of Designation of Series A Junior Participating Preferred Stock (b)

3.4	Bylaws (a)

4.1	Form of Common Stock Certificate (a)

4.2	Amended and Restated Investors’ Rights Agreement, dated as of June 25, 1999, among the Registrant and the security holders named therein (c)

4.3	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of August 11, 1999, among the Registrant and the security holders named therein (c)

4.4	Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of April 1, 2002, among the Registrant and the security holders named therein (c)

4.5	Rights Agreement, dated as of February 6, 2004, between the Registrant and SunTrust Bank (d)

4.6	First Amendment to Rights Agreement, dated as of April 24, 2007, by and between the Registrant and the Rights Agent (e)

(a)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-110555).

(b)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-113272).

(c)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-89554).

(d)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form 8-A filed on February 6, 2004 (Registration No. 000-50574).

(e)	Incorporated by reference to exhibits filed with the Registrant’s Current Report on Form 8-K filed on April 24, 2007 (Registration No. 000-50574).